Exhibit 99.1

Equity LifeStyle Properties

Our Story • One of the nation’s largest real estate networks with 389 properties containing 144,638 sites in 32 states and British Columbia • Unique business model uOwn the land uLow maintenance costs/customer turnover costs uLease developed sites • High-quality real estate locations uMore than 80 properties with lake, river or ocean frontage uMore than 100 properties within 10 miles of coastal United States uProperty locations are strongly correlated with population migration uProperty locations in retirement and vacation destinations • Stable, predictable financial performance and fundamentals uBalance sheet flexibility • In business for more than 40 years 1

Property Locations 4 3 2 WA ME ND MN 4 MT 3 OR VT WI NY WY 4 MI NH ID 4 CA SD 2 2 3 MA NV 3 RI 7 NE IA 5 PA 6 6 6 IN OH UT CO IL 6 NJ 9 2 2 16 WV DE 4 7 KS AZ MO KY VA 11 NM NC 4 TN 6 26 OK AR 6 SC MS TX AL GA LA FL 8 6 17 11 37 14 4 14 9 10 2

Steady,Predictable Revenue Streams Property Operating Revenue Buckets(1) Property/Site composition Transient 5.2% • 202 home manufactured/resort communities Seasonal 3.8% u71,700 sites Annual Right to Use • 187 RV resorts 7.1% u73,000 sites uAnnuals 27,000 Annual RV uSeasonal 11,000 15.3% uTransient 10,900 uMembership sites 24,100 Annual MH 68.6% Note: (1) Property revenue buckets reflect estimated 2016 property operating revenues, derivable from our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on April 19, 2016 (“ELS Reports First Quarter Results”). All Annual Revenue = 91.0% 3

Our Lifestyle Options • Customers own the units they place on our sites uManufactured homes uResort cottages (park models) uRecreational vehicles • We offer a lifestyle and a variety of product options to meet our customers’ needs • We seek to create long-term relationships with our customers RV Site Manufactured Home RV Resort Cottage 4

Favorable Customer Demographics • The population of people age 55 and older is expected to grow 26% from 2016 to 2031 • Roughly 10,000 Baby Boomers will turn 65 every day through 2030 U.S. Population Over Age 55 (in thousands) 120,000 100,000 80,000 New Residents 60,000 MH uAverage age: 59 years RV u Average age: 55 years 40,000 20,000 0 2016 2021 2026 2031 Note: Sources: US Census 2014, Acxiom 2014, Pew Research Center 2010. 5

Track Record 10-Year Total Return Performance 350 Equity Lifestyle Proper1es, Inc. --? 10 Years Total Return (%) 300 250 200 Item IPO Year—1993 2016 150 100 Properties 41 389 50 0 Sites 12,312 144,638 --?50 States 16 32 --?100 4/28/06 4/28/07 4/28/08 4/28/09 4/28/10 4/28/11 4/28/12 4/28/13 4/28/14 4/28/15 4/28/16 FFO Per Share (1) $0.47 $3.24 ELS (+289%) S&P 500 (+95%) SNL US REIT Equity (+100%) Normalized FFO Per Share (1) $0.47 $3.24 Common Stock Price (2) $6.44 $68.49 Total Return Performance Since IPO Enterprise Value (3) $296 million $8.5 billion Dividend Paid Cumulative (4)—$19.70 3,500.00 Equity Lifestyle Proper1es, Inc. Total Return (%) Since IPO Cumulative Total Return (5)—2,855% 3,000.00 (5) 2,500.00 S&P 500 Total Return—639% 2,000.00 1,500.00 1,000.00 500.00 Note: 0.00 (1) See pages 11 and 12 for the reconciliation and definition of FFO and Normalized FFO. The 1993 amount was --?500.00 determined from amounts presented in the 1996 Form 10-K. The 2016 amounts are the midpoint of an estimate range. 2/25/93 2/25/95 2/25/97 2/25/99 2/25/01 2/25/03 2/25/05 2/25/07 2/25/09 2/25/11 2/25/13 2/25/15 See our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on April 19,2016. ELS (+2,855%) S&P 500 (+639%) SNL US REIT Equity (+998%) (2) The 1993 stock price is adjusted for stock splits; the 2016 price is the closing price as of April 29, 2016. (3) The 2016 enterprise value is as of April 30, 2016. See page 9. (4) Source: SNL Financial. Includes dividends paid from IPO date of February 25,1993 through Notes: April 30, 2016 and adjusted for stock splits. Source: SNL Financial (5) Source: SNL Financial from IPO through April 30, 2016 (calculation assumes common dividend reinvestment). (1) Total return calculation assumes dividend reinvestment. (2) SNL US REIT Equity; Includes all publicly traded (NYSE, NYSE Amex, NASDAQ, OTC BB, Pink Sheets) Equity REITs in SNL’s coverage universe. (3) Stock price date from IPO as of April 29, 2016. 6

Consistent Same Store NOI Growth and Outperformance 3.9 ELS has maintained 3.1 positive same store NOI growth in all 3.0 at quarters least Q3 since 1998. 98 99 99 00 00 01 01 02 02 03 03 04 04 05 05 06 0607 07 08 08 09 09 10 10 11 11 12 12 13 13 14 14 15 15 16 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q 1Q 3Q1Q 3Q 1Q3Q1Q 3Q 1Q3Q 1Q 3Q1Q 3Q 1Q 3Q1Q 3Q 1Q Note: (1) Source for Same Store NOI data: Citi Investment Research, May 2016. Earliest quarter collected by Citi is third quarter of 1998. “REIT Industry” includes an index of REITs across a variety of asset classes, including regional malls, shopping centers, multifamily, student housing, manufactured homes, self storage, office, industrial, mixed office and specialty. 7

Comparison of ELS to Multifamily Same Store NOI Indexed Growth (1) ELS compounded Same Store 200 NOI growth rates significantly 190 180 outperformed the REIT Multifamily 170 industry since 1999. 160 150 140 130 120 110 100 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 ELS (2) Multi-family Index(2) Note: (1) Source: Citi Investment Research, May 2016. Same Store Indexed Growth assumes initial investment of $100 multiplied by the annual same store NOI growth rate. (2) Source: Citi Investment Research, May 2016. Averages equal annualized quarterly same store NOI averages collected by Citi. 8

Capital Structure As of April 30, 2016 (in millions) • Total enterprise value is $8.5 billion • Debt to enterprise value is 24.7% Debt Maturity • $400 million available line of credit $350,000 $300,000 OPU’s $493.4, 5.8% $250,000 Term Loan(2) $199.2, 2.3%thousands) Preferred $136.1, 1.6% (in Debt $200,000 $150,000 $100,000 Common(1) Mortgage $5,794.2 $50,000 Debt(2) 68.0% Outstanding $22. 1,903. 3%8 $0 ‘16 ‘17 ‘18 ‘19 ‘20 ‘21 ‘22 ‘23 ‘25 ‘28 ‘34 ‘38 ‘39 ‘40 Year Fully Amortizing Debt Secured Unsecured Note: (1) Stock price as of April 29, 2016. 9 (2) Mortgage debt and term loan include deferred financing costs of $18.0 million and $0.8 million, respectively.

Performance Update • 198 Manufactured Home Communities(1) • 185 RV Resorts(1) uCore(2) occupancy of 93% as of 04/30/2016 uCore resort base rental income uCore occupancy has grown 26 consecutive growth for the month ended quarters through 03/31/2016 04/30/2016 is 6.4%(3) uCore community base rental income growth uCore rental income growth rate for the month ended 04/30/2016 is 4.6%(3) from annuals for the month ended 04/30/2016 is 5.5%(3) Note: (1) Excludes joint venture properties. (2) Core Portfolio is defined as properties acquired prior to December 31, 2014. The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. (3) Compared to the month ended April 30, 2015. 10

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995:

The forward-looking statements contained in this presentation are subject to certain economic risks and uncertainties described under the heading "Risk Factors" in our 2015 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. See Form 8-K filed April 19, 2016 for the full text of our forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. All projections are based on 2016 budgets, reforecasts and pro forma expectations on recent investments.

Non-GAAP Financial Measures

Net Income to FFO and Normalized FFO Reconciliation (in millions)

Computation of Funds From Operations (FFO)	2012	2013	2014	2015	2016 (1)
Net income available for common shares	**$54.8**	**$106.9**	**$118.7**	**$130.1**	**$164.7**
Income allocated to common OP units	5.1	9.7	10.5	11.1	14.0
Right-to-use contract revenue and commissions deferred, net	3.5	3.3	2.9	2.7	2.4
Depreciation on real estate assets and other	100.0	102.7	101.2	104.0	105.4
Depreciation on rental homes	6.1	6.5	10.9	10.7	10.7
Depreciation on discontinued operations	-	1.5	-	-	-
Amortization of in-place leases	45.1	1.9	4.0	2.4	1.0
Gain on real estate	(4.6)	(41.5)	(1.5)	-	-
FFO available for common shares	**210.0**	**191.0**	**246.7**	**261.0**	**298.2**
Change in fair value of contingent consideration asset	(0.5)	1.4	(0.1)	-	-
Transaction costs	0.2	2.0	1.6	1.1	0.2
Loss from early extinguishment of debt	0.5	37.9	5.1	16.9	-
Normalized FFO available for common shares	**$210.2**	**$232.3**	**$253.3**	**$279.0**	**$298.4**

Note:
(1) The 2016 amounts are the midpoint of an estimate range. See our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on April 19, 2016.

11

Non-GAAP Financial Measures Funds from Operations (“FFO”) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance. We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the up-front non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO. Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items. Investors should review FFO and Normalized FFO along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO and Normalized FFO do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. 12

Equity LifeStyle Properties Two North Riverside Plaza, Chicago, Illinois 60606 800-247-5279 | www.EquityLifeStyle.com 5/16